SEVENTH AMENDMENT TO THE

THE RBB FUND TRUST

FUND ADMINISTRATION SERVICING AGREEMENT

THIS AMENDMENT, effective as of the last date in the signature block, to the Fund Administration Servicing Agreement, dated as of October 22, 2015 as amended (the “Agreement”), is entered into by and between THE RBB FUND TRUST (f/k/a PENN Capital Funds Trust), a Delaware statutory trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC d/b/a/U.S. Bank Global Fund Services, a Wisconsin limited liability company (“Fund Services”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the Trust’s name to The RBB Fund Trust; and

WHEREAS, the Trust has issued shares of beneficial interest of its series that are open end mutual funds (each, a “Mutual Fund Series”) and exchange-traded funds (each, an “ETF Series”); and

WHEREAS, the parties desire to update the list of funds on Exhibit A to the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update the fee schedule so that the Custodian will be compensated in accordance with the fee schedule set forth on Exhibit C-1 for Mutual Fund Series and Exhibit C-2 for ETF Series; and

WHEREAS, Section 11 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A is hereby superseded and replaced with Exhibit A attached hereto.

2.	Effective July 1, 2022, Exhibit C is hereby superseded and replaced with Exhibit C-1 for Mutual Fund Series and Exhibit C-2 for ETF Series attached hereto.

3.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

SIGNATURES ON NEXT PAGE

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the last date on the signature block.

THE RBB FUND TRUST		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ James G. Shaw	By:	/s/ Gregory Farley
Name:	James G. Shaw	Name:	Gregory Farley
Title:	CFO, COO & Secretary	Title:	Senior Vice President
Date:	12/6/2022	Date:	12/7/2022
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EXHIBIT A to the Fund Administration Servicing Agreement

Separate Series of The RBB Fund Trust

Name of Series

Penn Capital Floating Rate Income Fund

Penn Capital Mid Cap Core Fund

Penn Capital Opportunistic High Income Fund

Penn Capital Short Duration High Income Fund

Penn Capital Special Situations Small Cap Equity Fund

Element EV & Solar Battery Materials (Lithium, Nickel, Copper, Cobalt) Futures ETF

P/E Global Enhanced International Fund

Evermore Global Value Fund

Torray Fund

Exhibit C-1 to the Fund Administration Servicing Agreement

FUND ACCOUNTING, FUND ADMINISTRATION & PORTFOLIO

COMPLIANCE AND CCO SUPPORT SERVICES FEE SCHEDULE AT July 2022

Annual Fee Based Upon Average Net Assets Per Fund*

[ ] basis points on the first $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the next $[ ]

[ ] basis points on the balance

Minimum annual fee: $[ ]

Services Included in Annual Fee Per Fund

•	Daily Performance Reporting - Daily pre and post-tax fund and/or sub-advisor performance reporting.
•	Advisor Information Source - On-line access to portfolio management and compliance information.
•	Fund Services Legal Administration (e.g., registration statement update)
•	Section 15(c) reporting
•	Electronic Board book portal (BookMark)

Data Services

Pricing Services

▪	$[ ] – Domestic Equities, Options, ADRs, Foreign Equities
▪	$[ ] – Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Futures, Options on Futures, Forwards, Currency Rates, Mortgage Backed,
▪	$[ ] – CMOs, Municipal Bonds, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
▪	$[ ] – Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
▪	$[ ] – Bank Loans
▪	$[ ] – Swaptions
▪	$[ ] – Credit Default Swaps
▪	$[ ] per Month Manual Security Pricing (>[ ] per day)

Fair Value Services (Charged at the Complex Level)

▪	$[ ] per security on the First [ ] Securities
▪	$[ ] per security on the Balance of Securities

NOTE: Prices above are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change.  Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees.

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Corporate Action and Factor Services (security paydown)

▪	$[ ] per Foreign Equity Security per Month
▪	$[ ] per Domestic Equity Security per Month

Factor Services (security paydown factor data)

▪	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

Third Party Administrative Data Charges (descriptive data for each security)

▪	$[ ] per security per month for fund administrative

SEC Modernization Requirements

▪	Form N-PORT – $[ ] per year, per Fund
▪	Form N-CEN – $[ ] per year, per Fund

Miscellaneous Expenses

All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred:

Fair Value Services, SWIFT processing, customized reporting, third-party data provider costs (including Bloomberg, S&P, Moody’s, Morningstar GICS, MSCI, Lipper, etc.), postage, stationery, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary) and travel related costs.

Additional Services

Additional services not included above shall be mutually agreed upon at the time of the service being added. Additional legal administration (e.g., subsequent new fund launch), daily compliance testing, Section 18 compliance testing, Section 15(c) reporting, equity & fixed income attribution reporting, and additional services mutually agreed upon.

In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

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Exhibit C-2 to the Fund Administration Servicing Agreement

Fee Schedule for each ETF Series

Base Fee for Accounting, Administration and Transfer Agent Services

The following reflects the greater of the basis point fee or annual minimum for series of the Fund Complex

Annual Minimum per Fund	Basis Points on Company AUM
Waived	[ ] basis points on the first $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the next $[ ]
[ ] basis points on the balance

Accounting, Administration, Transfer Agent Services in addition to the Base Fee Pricing Services

For daily pricing of each securities (estimated [ ] pricing days annually)

■	$[ ] - Domestic Equities, Options, ADRs, Foreign Equities, Futures, Forwards, Currency Rates, Mutual Funds, ETFs
■	$[ ] - Domestic Corporates, Domestic Convertibles, Domestic Governments, Domestic Agencies, Mortgage Backed, Municipal Bonds
■	$[ ] - CMOs, Money Market Instruments, Foreign Corporates, Foreign Convertibles, Foreign Governments, Foreign Agencies, Asset Backed, High Yield
■	$[ ] - Interest Rate Swaps, Foreign Currency Swaps, Total Return Swaps, Total Return Bullet Swaps
■	$[ ] - Bank Loans
■	$[ ] - Swaptions
■	$[ ] - Credit Default Swaps
■	$[ ] per Month Manual Security Pricing (>[ ] per day)

Fair Value Services (Charged at the Complex Level

■	$[ ] per security on the First [ ] Securities
■	$[ ] per security on the Balance of Securities

NOTE: Prices are based on using U.S. Bank primary pricing service which may vary by security type and are subject to change. Use of alternative and/or additional sources may result in additional fees. Pricing vendors may designate certain securities as hard to value or as a non-standard security type, such as CLOs and CDOs, which may result in additional fees. All schedules subject to change depending upon the use of unique security type requiring special pricing or accounting arrangements.

Corporate Action Services

Fee for IDC data used to monitor corporate actions

■	$[ ] per Foreign Equity Security per Month
■	$[ ] per Domestic Equity Security per Month

Factor Services (security paydown factor data)

■	$[ ] per CMOs, Asset Backed, Mortgage Backed Security per Month

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Third Party Administrative Data Charges (descriptive data for analytics, reporting and compliance)

■	$[ ] per security per month for fund administrative

Miscellaneous Expenses

•	All other miscellaneous fees and expenses, including but not limited to the following, will be separately billed as incurred: Portfolio Composition File (PCF) management services, SWIFT processing, customized reporting, third-party data provider costs (including GICS, MSCI, Lipper, etc.), postage, stationary, programming, special reports, proxies, insurance, EDGAR/XBRL filing, retention of records, federal and state regulatory filing fees, expenses related to and including travel to and from Board of Director meetings, third party auditing and legal expenses, wash sales reporting (GainsKeeper), tax e-filing, PFIC monitoring, conversion expenses (if necessary), and travel related costs.

•	Additional services not included above shall be mutually agreed upon at the time of the service being added. In addition to the fees described above, additional fees may be charged to the extent that changes to applicable laws, rules or regulations require additional work or expenses related to services provided (e.g., compliance with new liquidity risk management and reporting requirements).

Fees are calculated pro rata and billed monthly

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